SECURITIES AND EXCHANGE COMMISSION


                              WASHINGTON, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT


               Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934



                             January 14, 1999

               (Date of Report, date of earliest event reported)



                             CompX International Inc.

             (Exact name of Registrant as specified in its charter)


          Delaware                        001-13905            57-0981653

(State or other jurisdiction       (Commission File No.)    (IRS Employer
 of incorporation or                                         Identification No.)
 organization)


        16825 Northchase Drive, Suite 1200, Houston, TX 77060

       (Address of principal executive offices)               (Zip Code)



    Registrant's telephone number, including area code:    (281) 423-3377




                              Not applicable

             (Former name or address, if changed since last report)
Item 2:   Acquisition or Disposition of Assets


     As previously reported, on January 14, 1999, the Registrant acquired in excess of 99% of the outstanding shares of Thomas Regout Holding N.V. ("TRH") from the shareholders of TRH. The Registrant acquired the remaining TRH shares by the end of February 1999. The purchase price was funded using available cash on hand and $20 million of borrowings under the Registrant's $100 million revolving bank credit facility.

Item 7:   Financial Statements and Exhibits


     Pursuant to Item 7(a)(4) of Form 8-K, the Registrant hereby amends this Current Report on Form 8-K to include (i) consolidated financial statements of TRH filed pursuant to Rule 3-05 of Regulation S-X and (ii) pro forma condensed consolidated financial statements of the Registrant filed pursuant to Article 11 of Regulation S-X.

(a) Financial Statements of Thomas Regout Holding N.V.:

        Report of Independent Auditors

        Consolidated Balance Sheets - June 30, 1998 and 1997;
          September 30, 1998 (unaudited)

        Consolidated Statements Of Income - Years ended June 30, 1998 and 1997;
          three months ended September 30, 1998 and 1997 (unaudited)

        Consolidated Statements of Cash Flows - Years ended June 30, 1998 and 1997; three months ended September 30, 1998 and 1997 (unaudited)

        Notes to Consolidated Financial Statements

(b) Unaudited Pro Forma Condensed Consolidated Financial Statements of the
    Registrant:

        Unaudited Pro Forma Condensed Consolidated Balance Sheet -
         September  30, 1998

        Notes to Unaudited Pro Forma Condensed Consolidated Balance Sheet

        Unaudited Pro Forma Condensed Consolidated Statements of Income -
          Year ended December 31, 1997 and nine months ended September 30, 1998

        Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income

                            SIGNATURES



        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                            CompX International Inc.

                                  (Registrant)



                            By:  /s/ John A. Miller

                                 John A. Miller
                                 Vice President and Chief Financial Officer




                            By:  /s/Todd W. Strange

                                 Todd W. Strange
                                 Vice President and Controller





Date:  March 19, 1999

                        THOMAS REGOUT HOLDING N.V.

                                   MAASTRICHT

                             ANNUAL REPORT 1997/98

                WITH UNAUDITED INTERIM FINANCIAL STATEMENTS
                     AS OF SEPTEMBER 30, 1997 AND 1998
CONTENTS

Report of Independent Auditors                              2
Consolidated balance sheets                                 3
Consolidated income statements                              5
Consolidated cash flow statements                           6
Notes to the consolidated financial statements              7





                         REPORT OF INDEPENDENT AUDITORS



The Supervisory Board and the Managing Board of Thomas Regout Holding N.V.

We have audited the accompanying consolidated balance sheets of Thomas Regout Holding N.V. and subsidiaries as of 30 June 1998 and 1997, and the related consolidated statements of income, cash flows and changes in shareholders' equity for each of the two years in the period ended 30 June 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in The Netherlands, which do not differ in any material respect from auditing standards generally accepted in the United States of America. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatements. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statements presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Thomas Regout Holding N.V. and subsidiaries as of 30 June 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the two years in the period ended 30 June 1998, in conformity with accounting principles generally accepted in The Netherlands.

Accounting principles generally accepted in The Netherlands vary in certain significant respects from accounting principles generally accepted in the United States of America. Application of accounting principles generally accepted in the United States of America would have affected shareholders' equity as of 30 June 1997 and 1998 and the net profits for each of the two years in the period ended 30 June 1998 to the extent summarized on pages 15 and 16 to the consolidated financial statements.


Maastricht, The Netherlands
8 September 1998


Moret Ernst & Young Accountants




                             THOMAS REGOUT HOLDING N.V.
                             CONSOLIDATED BALANCE SHEETS

                              SEPTEMBER 30, 1998   JUNE 30, 1998

                                  (unaudited)
                               NLG'000  NLG'000  NLG'000 NLG'000
Fixed assets

TANGIBLE FIXED ASSETS
Land                           1,513              1,513
Buildings                     14,462             14,476
Machinery and equipment       16,811             18,105
Other plant and equipment      2,471              2,671
On order and in progress       3,301              3,883


                                        38,558           40,648

Current assets

INVENTORY
Raw and ancillary materials    8,169              8,475
Work in progress and semi-
 finished goods                5,156              5,579
Finished products and
 merchandise                   6,134              5,990


                                        19,459           20,044

ACCOUNTS RECEIVABLE
Trade receivables             12,084             12,841
Other receivables              3,580              1,797
Prepayments and accrued
 income                        1,036              1,180


                                        16,700           15,818

LIQUID ASSETS
Term deposits                 17,876             16,760
Available cash                                    3,236

                               1,722
                                        19,598           19,996


TOTAL ASSETS                            94,315           96,506



                                 JUNE 30, 1997


                              NLG'000   NLG'000
Fixed assets

TANGIBLE FIXED ASSETS
Land                           1,587
Buildings                     15,177
Machinery and equipment       20,080
Other plant and equipment      2,209
On order and in progress       1,879


                                       40,932

Current assets

INVENTORY
Raw and ancillary materials    5,501
Work in progress and semi-
 finished goods                4,067
Finished products and
 merchandise                   4,412


                                       13,980

ACCOUNTS RECEIVABLE
Trade receivables             10,657
Other receivables              1,506
Prepayments and accrued
 income                        1,374


                                       13,537

LIQUID ASSETS
Term deposits                 18,500
Available cash                 2,171


                                       20,671


TOTAL ASSETS                           89,120




                              THOMAS REGOUT HOLDING N.V.
                        CONSOLIDATED BALANCE SHEETS (CONTINUED)

                                           SEPTEMBER 30, 1998     JUNE 30, 1998
                                              (unaudited)
                                            NLG'000  NLG'000  NLG'000   NLG'000
SHAREHOLDERS' EQUITY                                  63,731             62,993

PROVISIONS
Pensions                                      949                953
Taxes                                           0                  0
Employee profit sharing                       869                869
Other                                       1,446              1,471


                                                       3,264              3,293

LONG-TERM LIABILITIES
Financial institutions                      6,875              6,875
Other loans                                 1,500              1,500


                                                       8,375              8,375

SHORT-TERM LIABILITIES
Financial institutions                      2,825              4,329
Liabilities to suppliers and trade
payables                                    3,651              5,593
Taxes and social insurance premiums         3,015              2,228
Employee profit sharing                     2,229              1,889
Dividends                                   1,920              1,920
Other liabilities                           2,775              2,648
Accruals and deferred income                2,530              3,238

                                                      18,945             21,845




TOTAL LIABILITIES                                     94,315             96,506



                                           JUNE 30, 1997


                                        NLG'000   NLG'000
SHAREHOLDERS' EQUITY                             60,938

PROVISIONS
Pensions                                 1,993
Taxes                                      247
Employee profit sharing                      0
Other                                    1,521


                                                  3,761

LONG-TERM LIABILITIES
Financial institutions                   8,108
Other loans                                  0


                                                  8,108

SHORT-TERM LIABILITIES
Financial institutions                   1,105
Liabilities to suppliers and trade
payables                                 4,628
Taxes and social insurance premiums      2,948
Employee profit sharing                  1,654
Dividends                                2,000
Other liabilities                        1,710
Accruals and deferred income             2,268

                                                 16,313




TOTAL LIABILITIES                                89,120



                           THOMAS REGOUT HOLDING N.V.
                         CONSOLIDATED INCOME STATEMENTS

                                            THREE MONTHS ENDED SEPTEMBER 30,

                                               1998                1997

                                           (UNAUDITED)         (UNAUDITED)
                                        NLG'000   NLG'000   NLG'000  NLG'000

NET SALES                                        25,135             23,609
Changes in inventory of finished
 product and work in progress            (267)                414
Capitalized production                      76                 28
Other operating income                     324                692

                                                    133              1,134


TOTAL OPERATING INCOME                           25,268             24,743

Cost of raw and ancillary
 materials and finished product          9,115              8,001
Cost of subcontracts                       810              1,004
Personnel costs                         10,141             10,104
Depreciation and write-down of
 tangible fixed assets                   1,732              1,760
Depreciation of intangible
 fixed assets                                0                  0
Other operating expenses                 2,250              2,152


TOTAL OPERATING EXPENSES                         24,048             23,021


OPERATING INCOME                                  1,220              1,722

Interest income and similar income         104                167
Interest expenses and similar
 expenses                                 (219)              (223)

                                                   (115)               (56)


Income from ordinary business
operations before taxes                  1,105              1,666
Taxes on income from ordinary
 business operations                       367                503


INCOME FROM ORDINARY BUSINESS
 OPERATIONS AFTER TAXES                             738              1,163
Extraordinary expenses                       0                  0
Taxes on extraordinary income                0                  0

Extraordinary income after taxes                      0                  0


NET INCOME                                          738              1,163


                                                           FISCAL YEARS

                                                  1997/98             1996/97
                                           NLG'000   NLG'000   NLG'000   NLG'000

NET SALES                                             109,335            95,223
Changes in inventory of finished
 product and work in progress                 2,978                 49
Capitalized production                        1,145              1,161
Other operating income                        1,408              2,767

                                                       5,531              3,977


TOTAL OPERATING INCOME                                114,866            99,200

Cost of raw and ancillary
 materials and finished product              38,492             30,773
Cost of subcontracts                          4,162              3,464
Personnel costs                              46,077             41,387
Depreciation and write-down of
 tangible fixed assets                        7,339              7,333
Depreciation of intangible
 fixed assets                                     0                440
Other operating expenses                      9,988              9,282


TOTAL OPERATING EXPENSES                              106,058            92,679


OPERATING INCOME                                       8,808              6,521

Interest income and similar income              719                558
Interest expenses and similar
 expenses                                      (892)              (868)

                                                         (173)             (310)


Income from ordinary business
operations before taxes                                8,635              6,211
Taxes on income from ordinary
 business operations                                   2,960              1,990


INCOME FROM ORDINARY BUSINESS
 OPERATIONS AFTER TAXES                                5,675              4,221
Extraordinary expenses                          755                  0
Taxes on extraordinary income                  (264)                 0

Extraordinary income after taxes                         491                  0


NET INCOME                                             6,166              4,221




                              THOMAS REGOUT HOLDING N.V.
                          CONSOLIDATED CASH FLOW STATEMENTS

                                           THREE MONTHS ENDED SEPTEMBER 30,

                                               1998               1997

                                           (UNAUDITED)         (UNAUDITED)

                                        NLG'000   NLG'000   NLG'000   NLG'000
OPERATIONAL ACTIVITIES
Net income                                          738               1,163
Depreciation on fixed assets on
 acquisition basis                                1,732               1,760


Cash flow                                         2,470               2,923

Changes in working capital
Inventory                                  585             (2,311)
Receivables                               (882)              (688)
Short-term debts (excluding debts
 to financial institutions and
 dividend)                              (1,396)              (598)


                                                 (1,693)             (3,597)
Changes in provisions                               (29)                (58)
Dividends paid-out                                    0                   0
Other changes                                        15                 (41)


Cash flow from operational
 activities                                         763                (773)
INVESTMENT ACTIVITIES
Tangible fixed assets                               343                (490)
Disposal of tangible fixed assets                     0                   0
Acquisition of activities (net)                       0                   0


Cash flow from investment
 activities                                         343                (490)


FINANCING ACTIVITIES
Changes in long-term debts                            0                   0
Changes in debts to financial
 institutions                                    (1,504)                123


Cash flow from financial
 activities                                      (1,504)                123


CHANGES IN LIQUID                                  (398)             (1,140)


                                                      FISCAL YEARS

                                             1997/98             1996/97



                                        NLG'000   NLG'000  NLG'000    NLG'000
OPERATIONAL ACTIVITIES
Net income                                        6,166              4,221
Depreciation on fixed assets on
 acquisition basis                                7,339              7,773


Cash flow                                        13,505             11,994

Changes in working capital
Inventory                               (6,064)              (419)
Receivables                             (2,281)                62
Short-term debts (excluding debts
 to financial institutions and
 dividend)                               2,388              1,626


                                                 (5,957)             1,269
Changes in provisions                              (468)              (796)
Dividends paid-out                               (2,560)            (1,200)
Other changes                                      (173)              (764)


Cash flow from operational
 activities                                       4,347             10,503
INVESTMENT ACTIVITIES
Tangible fixed assets                            (7,689)            (4,744)
Disposal of tangible fixed assets                 1,126                185
Acquisition of activities (net)                  (1,950)                 0


Cash flow from investment
 activities                                      (8,513)            (4,559)


FINANCING ACTIVITIES
Changes in long-term debts                          267                104
Changes in debts to financial
 institutions                                     3,224               (343)


Cash flow from financial
 activities                                       3,491               (239)


CHANGES IN LIQUID                                  (675)             5,705


                           THOMAS REGOUT HOLDING N.V.
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

General

      Basis of consolidation

The consolidated financial statements have been prepared in conformity with generally accepted accounting principles in The Netherlands and are denominated in Dutch guilders ("NLG"). Included in the consolidated financial statements of Thomas Regout Holding N.V. is the financial data of:

-        Thomas Regout Holding N.V., Maastricht
-        Thomas Regout Nederland B.V., Maastricht 100%
-        Thomas Regout B.V., Maastricht        100%
-        Thomas Regout USA, Inc. Byron Center  100%

For the separate annual financial statements of the Dutch companies, the exemption in Article 403, paragraph 1 of Book 2 of the Civil Code is used.

      Unaudited interim financial information

Information included in the consolidated financial statements as of September 30, 1998, and for the interim periods ended September 30, 1997 and 1998, is unaudited.

      Cash flow statement

The consolidated cash flow statements have been prepared in accordance with International Accounting Standards No. 7.

      Basis for currency translation
Receivables, liquid assets and liabilities, where these are denominated in foreign currency, are translated at the exchange rates at the end of the fiscal year, or at the rates at which forward transactions are conducted. The exchange rate differences involved are directly included in the financial results. Assets and liabilities of the foreign subsidiaries are converted at the exchange rates at the end of the fiscal year. The resulting exchange rate differences are directly credited to, or charged against miscellaneous reserves. The income of the foreign subsidiaries is converted at the average annual exchange rate during the fiscal year. Differences between calculated results on the basis of average annual exchange rates, and the rates on the balance sheet date are also credited to, or charged against miscellaneous reserves.

     Accounting principles

-    Intangible fixed assets
     The intangible fixed assets are valued at cost price minus depreciation.


-    Tangible fixed assets

     The tangible fixed assets are valued at cost price. From these cost prices, capital expenditure premiums and/or subsidies have been subtracted, with the exception of W.I.R.-premiums. From the thus calculated values, depreciation amounts were subtracted.

     Acquisitions before July 1, 1980 are depreciated according to the degressive method. Acquisitions after July 1, 1980 are depreciated according to the straight-line method. The percentages are based on life expectancy.

-    Inventory
     Raw and ancillary materials are valued at the lower of cost price including freight or market price at the end of the fiscal year.
     Work in progress and semi-finished products are valued at cost of materials, increased by direct manufacturing cost, depending on the finished stage of production. The finished product and the goods for resale are valued at the lower of cost or cost price or market price at the end of the fiscal year. Cost price includes cost of materials, direct manufacturing costs and production overhead. Unmarketable and less marketable inventory is valued at the expected selling price.

-    Receivables

     Trade receivables are valued at nominal value. A reduction for non-collectable risks has been applied to these receivables.

-    Provisions

     Provisions for pensions involve the following obligations:
     - Awarded active pensions to former employees, or their widows/widowers, where these pensions were not reinsured with third parties. The amount of these obligations is determined at actuarial value. The notional interest used is 4.5%.

     - The backservice-obligations that are incorporated in the Company Pension Fund for the Steel Industry employee-pension insurance are calculated in accordance with data that is supplied by this Fund.

     The provision for taxes is based on the difference between the fiscal and commercial valuation of the assets and liabilities, in accordance with the current rates. In case of a deferred tax asset this will be included under other receivables. The provision for profit sharing relates to the portion of profit sharing that has not been made payable.
     The other provisions refer to a provision for special risks, a provision for self-insurance and a provision for reorganization costs. The provision for special risks concerns an equalization reserve, covering multiple fiscal years for additional V.U.T. (early retirement) costs. The amount of this provision is determined on the basis of the net present value of possible costs at retirement. The provision for reorganization costs relates to personnel costs in connection with supplementary obligations for terminated and yet to be terminated labor contracts.

     Basis for calculation of income

-    Net sales

     Net sales is the difference between invoiced proceeds to third parties, and the direct costs that are associated with these sales.

- Costs of raw and ancillary materials and finished goods. These expenses are determined on the basis of historical costs.

-    Depreciation

     Capitalized intangible fixed assets are depreciated over a period of 5 years. Depreciation on tangible fixed assets are calculated as a fixed percentage, based on life expectancy on the cost price of these fixed assets.

-    Taxes

     Taxes are calculated on the basis of commercial results, taking tax incentives into account. Possible compensation for losses is only taken into account in the year in which the settlement is made.

-    Miscellaneous

     On the basis of Article 402, title 9, Book 2 of the Civil Code, a condensed income statement of the Company suffices.

Intangible fixed assets

The intangible fixed assets relate to the start-up costs of Thomas Regout USA, Inc. These costs, which were fully depreciated at June 30, 1997, were depreciated over a period of 5 years. Developments are as follows:

                                                     1997/98     1996/97


                                                     NLG'000     NLG'000
Book value as at June 30, 1997, respectively 1996        0          440
Depreciation of capitalized start-up costs               0         (440)


Book value as at June 30, 1998, respectively 1997        0            0



Total capitalized start-up costs                         0        3,315
Cumulative depreciation capitalized start-up costs       0       (3,315)


Book value as at June 30, 1998, respectively 1997        0            0



Tangible fixed assets

Development of the tangible fixed assets is as follows:

                                                 LAND      MACHINERY    OTHER
                                                 AND          AND       FIXED
                                              BUILDINGS    EQUIPMENT    ASSETS

                                               NLG'000      NLG'000    NLG'000

Book value as at June 30, 1997                 16,764       20,080      2,209
Assets put into operation                       1,109        3,316      1,303
Disposals                                        (989)        (123)       (14)
Change in assets in progress and on order           0            0          0
Currency differences                              204          235         10
Depreciation                                   (1,099)      (5,403)      (837)


Book value as at June 30, 1998                 15,989       18,105      2,671



Total acquisition value                        28,278       72,385      8,660
Cumulative depreciation                        12,289       54,280      5,989


Book value as at June 30, 1998                 15,989       18,105      2,671


Unaudited:
  Book value as of June 30, 1998               15,989       18,105      2,671
  Assets put into operation                       239            0          0
  Change in assets in progress,
   and on order                                     0            0          0
  Depreciation                                   (253)      (1,294)      (200)


  Book value as of September 30, 1998          15,975       16,811      2,471


  Total acquisition value                      28,517       72,385      8,660
  Cumulative depreciation                      12,542       55,574      6,189


  Book value as at September 30, 1998          15,975       16,811      2,471


                                          FIXED ASSETS
                                          IN PROGRESS      TOTAL      TOTAL
                                          AND ON ORDER    1997/98    1996/97

                                             NLG'000      NLG'000    NLG'000

Book value as at June 30, 1997              1,879       40,932     41,936
Assets put into operation                       0        5,728      5,864
Disposals                                       0       (1,126)      (185)
Change in assets in progress and on order   1,961        1,961     (1,120)
Currency differences                           43          492      1,770
Depreciation                                    0        (7,339)    (7,333)


Book value as at June 30, 1998              3,883        40,648     40,932



Total acquisition value                     3,883       113,206    108,498
Cumulative depreciation                         0        72,558     67,566


Book value as at June 30, 1998              3,883        40,648     40,932


Unaudited:
  Book value as of June 30, 1998            3,883       40,648
  Assets put into operation                     0          239
  Change in assets in progress,
   and on order                              (582)        (582)
  Depreciation                                  0        (1,747)

  Book value as of September 30, 1998       3,301        38,558


  Total acquisition value                   3,301       112,863
  Cumulative depreciation                       0        74,305


  Book value as at September 30, 1998       3,301        38,558


Provisions

The provision for pensions is established as follows:

                                         30.09.98    30.06.98    30.06.97

                                        (unaudited)
                                         NLG'000      NLG'000    NLG'000
Active pensions under own management      134        138          143
Backservice-obligations                   815        815        1,850


                                          949        953        1,993




Based on a dramatically lower percentage used to calculate the provision a substantial part of the provision for backservice has been released to income.

Miscellaneous

Miscellaneous provisions are specified as follows:

                                   30.09.98    30.06.98   30.06.97

                                 (unaudited)
                                   NLG'000      NLG'000    NLG'000
Special risks                      1,120        1,120        670
Insurance deductibles                101          101        101
Reorganization costs                 225          250        750


                                   1,446        1,471      1,521




In connection with layoffs of personnel, one-time payments were made in 1997/98, and charged to the reorganization provisions. A part of the provision has been release to income.

All provisions are long-term, with the exception of the provision for reorganization costs.

      Long-term liabilities

-     Financial institutions

      On November 1, 1997, Thomas Regout USA, Inc., in order to refinance fixed assets has pledged these fixed assets in a replacement of an existing loan with a new loan of USD 4.5 million. No warrantees have been given by the parent company. Interest is fixed for 6 years at 8%. Redemption in quarterly installments amounts to USD 187,500. The redemption for 1998/99 has been included under short-term liabilities to financial institutions.

-     Other loans

      These reflect a loan by a third party in respect of the acquisition by Thomas Regout of trade activities and tools. It has been agreed that in addition to a down payment in cash, during 3 years, an amount of NLG 750,000 per year will be paid. On these deferred payments interest will be credited of interbank rate plus 1.5%. The payment due in 1998/99 is included under short-term liabilities 'other'.

      Short-term liabilities

TAXES AND SOCIAL SECURITY CONTRIBUTIONS

Specification of this item is as follows:

                                   30.09.98      30.06.98    30.06.97

                                 (unaudited)
                                   NLG'000       NLG'000      NLG'000
Social security contributions           0            49           0
Transitional arrangements             503           353           0
Wage tax and sales tax              1,232           736       1,214
Corporate income tax                1,280         1,090       1,734


                                    3,015         2,228       2,948






     Net sales

The division of sales by product groups is as follows:

                           THREE MONTHS ENDED
                              SEPTEMBER 30,
                                                    FISCAL YEAR

                             1998      1997     1997/98    1996/97

                               (UNAUDITED)
                              %          %         %          %
The Netherlands              21.4     20.6       21.0       23.6
Other European Union         39.4     39.0       39.5       38.3
countries
USA                          29.1     33.3       28.7       27.2
Other exports                10.1      7.1       10.8       10.9


                            100.0    100.0      100.0      100.0




     Other revenues

These revenues are related to services provided to Kontinex Profielen B.V.

     Personnel costs

Personnel costs are composed as follows:

                                           THREE MONTHS ENDED
                                              SEPTEMBER 30,
                                                                   FISCAL YEAR

                                             1998      1997    1997/98   1996/97

                                               (UNAUDITED)
                                           NLG'000   NLG'000   NLG'000   NLG'000
Wages and salaries                          6,631    6,572     28,573   27,148
Available for employee profit sharing         340      427      2,798    1,654
Statutory social security contributions
 (including premium transfer allowances)
                                              684      751      3,481    3,641
Pension contribution and transitional
 arrangements                                 521      513      1,775    2,393
Other personnel costs                         971      990      4,497    3,553
Temporary staff                               994      851      4,953    2,998


                                           10,141   10,104     46,077   41,387



The average number of employees was           508      525        526      509





       Remuneration of the Supervisory Board

Remuneration of the five-member Supervisory Board, all of whom are paid, amounts to NLG 249,000 for the fiscal year 1998/97 (1996/97: NLG 201,000); and amounts to NLG 62,500 for the three months ended September 30, 1998 (three months ended September 30, 1997 - NLG 62,500).

       Extraordinary items

As a consequence of the sale of land and buildings to Kontinex, an extraordinary gain has been realized in a book profit on fixed assets of NLG 1.7 million.

Our activities in China to establish a production facility incurred costs. Included under extraordinary charges is an amount of NLG 1.0 million in this respect.

      Shareholders' equity

-     Issued capital

      The authorized stock is NLG 7,900 common stock, NLG 100 preferred stock, and NLG 4,000 cumulative preferred stock, for a total of NLG 12,000. Of these, NLG 3,900 in common stock has been issued and fully paid (7,800 shares at NLG 500 nominal value), and NLG 100 preferred stock (200 shares at NLG 500 nominal value). Shareholders with preferred stock have priority of payments of the nominal value of these shares, in the event of the Corporation's liquidation.

-     Miscellaneous reserves

      The development of this item is as follows:

                                              NLG'000


Situation as at June 30, 1997                 56,938
Allocation from profit                         3,686
Exchange rate differences in participation       319
Other changes participations                  (1,950)


Situation as at June 30, 1998                 58,993


Unaudited:
  Allocation from profit                         738


  Situation at September 30, 1998             59,731






      Shareholders' equity and net profit under U.S. GAAP

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in The Netherlands ("Dutch GAAP") which vary in certain significant respects from those generally accepted in the United States ("U.S. GAAP"). The following is a summary of the adjustments to net profit and shareholders' equity that would have been required if U.S. GAAP had been applied instead of Dutch GAAP in the preparation of the consolidated financial statements.

1.  DEPRECIATION OF GOODWILL

In the 1997/1998 financial year, the Company paid goodwill of NLG 3 million on the acquisition of rail and other activities in the form of an asset deal.
Under Dutch GAAP, the Company charged this goodwill immediately to shareholders' equity, net of 35% corporate income tax. Under U.S. GAAP, goodwill is capitalized and depreciated on a straight line basis over 20 years.

2.  DEPRECIATION OF INTANGIBLE FIXED ASSETS

Under Dutch GAAP, the start-up costs of Thomas Regout USA Inc. were capitalized by the Company and depreciated on a straight line basis over 5 years. Under U.S. GAAP, these costs are expensed as incurred.

3. ADDITIONAL PENSION PROVISION ACCORDING TO U.S. STATEMENT OF FINANCIAL ACCOUNTING STANDARDS ("FAS") NO. 87

The Company operates four pension schemes. The employees of the Company participate in the industry-wide pension fund for the Metal Industry. As an addition to this industry-wide fund there are surplus schemes for employees and management and a separate pension scheme for the managing director. FAS 87 applies only to the surplus schemes for employees and management. Under Dutch GAAP, FAS 87 does not apply as compared to U.S. GAAP.

4.  PROVISION FOR INSURANCE DEDUCTIBLES

Not applicable under U.S. GAAP.

5.  INCOME TAX EFFECT OF U.S. GAAP ADJUSTMENTS

Calculated at the nominal tax rate of 35%.

6.  DIVIDENDS PAYABLE

Under Dutch GAAP, dividends are deductible from equity when granted. Under U.S. GAAP dividends are deducted from equity when payable.

7.  NET OPERATING TAX LOSS CARRYFORWARDS

The subsidiary Thomas Regout USA Inc. has at 30 June 1998 net operating loss carryforwards for income tax purposes of approximately $8.7 million, available to offset taxable income generated through 2013. The Company utilized net operating loss carryforwards of $436,000 in 1997.

For reasons of prudence resulting tax assets were provided for full for both Dutch GAAP and U.S. GAAP purposes.

The following table summarizes the significant adjustments to consolidated shareholders' equity and net profits which would result from application of U.S. GAAP.

                                                             NET PROFIT
                          SHAREHOLDERS' EQUITY  THREE MONTHS ENDED
                         SEPTEMBER 30,   JUNE 30,  SEPTEMBER 30, FISCAL YEARS
                              1998     1998   1997  1998  1997  1997/98  1996/97
                          (UNAUDITED)                        (UNAUDITED)

                         NLG'000 NLG'000 NLG'000 NLG'000 NLG'000 NLG'000 NLG'000
Shareholders' equity/net
 profit under Dutch GAAP 63,731  62,993  60,938    738    1,163   6,166   4,221

Goodwill                  2,910   2,950       0    (40)       0     (50)     0


Intangible fixed assets      0        0       0      0        0       0    440

Additional pension
 provision according to
 FAS No. 87             (2,581)  (2,542) (2,573)   (39)       8      31      0

Provision for insurance
 deductibles               101      101     101      0        0       0      0

Income tax effect of
 US GAAP adjustments      (150)    (179)    865     29       (3)      6   (154)

Dividends payable        1,920    1,920   2,000      0        0       0      0


Shareholders' equity/net
 profit under U.S. GAAP  65,931  65,243   61,331   688    1,168    6,153 4,507





        UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

     The accompanying unaudited pro forma condensed consolidated financial statements set forth the Company's Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998, and the Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 1997 and for the nine months ended September 30, 1998. These pro forma financial statements are presented to illustrate the effect of certain adjustments to the historical consolidated financial statements as explained in the accompanying notes.

     The accompanying Pro Forma Condensed Consolidated Financial Statements should be read in conjunction with the Company's historical consolidated financial statements previously-filed with the Securities and Exchange Commission, the historical consolidated financial statements of The Fort Lock Group (acquired by the Company in March 1998) previously-filed with the Commission and the historical consolidated financial statements of Thomas Regout Holding N.V. ("TRH") included elsewhere in this Current Report on Form 8-K. The pro forma condensed consolidated financial statements are presented for information purposes only and are not necessarily indicative of actual results had the transactions reflected therein occurred at the dates indicated, nor do they purport to represent results of future operations of the Company.

                            COMPX INTERNATIONAL INC.

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 1998
                                 (In millions)

                             ASSETS


                                        CompX
                                                         TRH
                                      historical     historical

Current assets:
  Cash and cash equivalents            $ 50.5           $10.4


  Accounts receivable                    19.4             8.3
  Receivable from affiliate                .7              -
  Inventories                            15.9            10.3
  Deferred income taxes                   1.3              -
  Other current assets                     .7              .5

    Total current assets                 88.5            29.5

Net property and equipment               32.0            20.5
Goodwill                                 23.2             1.5
Deferred income taxes                     -                .4
Other assets                               .4             -


                                       $144.1           $51.9



              LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:

  Notes payable and current
   maturities of long-term debt        $   .7           $ 1.5
  Accounts payable and accrued
   liabilities                              15.9          7.6
  Income taxes                            1.2             1.7
  Deferred income taxes                   -                .3


    Total current liabilities            17.8            11.1


Noncurrent liabilities:
  Long-term debt                           .9             4.4

  Deferred income taxes                   1.5              -
  Other                                   -               1.4


    Total noncurrent liabilities          2.4             5.8


Stockholders' equity                    123.9            35.0


                                       $144.1           $51.9



                           ASSETS

                                   Pro forma
                                   adjustments

                                Note 2  Amount    Pro forma

Current assets:
  Cash and cash equivalents      (a)   $(32.2)
                                 (b)      (.6)
                                 (d)     (5.9)      $ 22.2
  Accounts receivable                     -           27.7
  Receivable from affiliate                             .7
  Inventories                             -           26.2
  Deferred income taxes                   -            1.3
  Other current assets                    -            1.2

    Total current assets                (38.7)        79.3

Net property and equipment       (c)      6.7         59.2
Goodwill                         (c)     11.0         35.7
Deferred income taxes            (c)      3.2          3.6
Other assets                              -             .4


                                       $(17.8)      $178.2



            LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Notes payable and current
   maturities of long-term debt  (d)   $ (1.5)   $   .7
  Accounts payable and accrued
   liabilities                   (c)       .6      24.1
  Income taxes                            -         2.9
  Deferred income taxes                   -          .3


    Total current liabilities             (.9)     28.0


Noncurrent liabilities:
  Long-term debt                 (a)     20.0
                                 (d)     (4.4)     20.9
  Deferred income taxes          (c)      2.0       3.5
  Other                          (c)       .5       1.9


    otal noncurrent liabilities          18.1      26.3


Stockholders' equity             (c)    (35.0)    123.9


                                       $(17.8)   $178.2




                            COMPX INTERNATIONAL INC.

       NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

                               September 30, 1998


Note 1 - Basis of presentation:

     The Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 1998 has been prepared assuming the Company's acquisition of 100% of the outstanding shares of TRH, more fully described in Item 2 and Item 7(c) to this Current Report on Form 8-K, had occurred on September 30, 1998. The acquisition is accounted for by the purchase method of accounting.

     The historical consolidated financial statements of TRH contained elsewhere in this Current Report on Form 8-K are denominated in Dutch guilders and have been prepared in accordance with Dutch generally accepted accounting principles ("Dutch GAAP"). As explained in the accompanying notes to TRH's historical consolidated financial statements, Dutch GAAP varies in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). Amounts shown for "TRH historical" in the Unaudited Pro Forma Condensed Consolidated Balance Sheet have been derived from TRH's historical consolidated balance sheet as of September 30, 1998 included elsewhere in this Current Report on Form 8-K, as adjusted to give effect to these Dutch GAAP/U.S. GAAP differences. In addition, the amounts are presented in U.S. dollars using the September 30, 1998 exchange rate of 1.88 Dutch guilders per U.S. dollar.

Note 2 - Pro forma adjustments:
     Pro forma adjustments to reflect the acquisition of TRH are described below.

(a) CompX pays $52.2 million for 100% of the outstanding shares of capital stock of TRH. The purchase price is funded using cash on hand of $32.2 million and $20.0 of borrowings under CompX's revolving bank credit facility.

(b)  CompX incurs $.6 million in acquisition related costs.

(c)  Allocate purchase price as follows:

                                                         Amount

                                                     (In millions)

     Purchase price to be allocated:
       Cash paid to acquire TRH                          $52.2
       Transaction costs                                    .6

                                                          52.8

     Historical TRH equity (on a U.S. GAAP basis)         35.0



                                                         $17.8



                                                                  Amount

                                                              (In millions)

     Purchase price allocation:
       Adjust TRH property, plant and equipment to estimated
        fair value:
           Land                                                   $ 2.1
           Buildings                                                4.6
       Record accrual for estimated environmental
        remediation costs not recorded by TRH                       (.5)
       Other accrued liabilities                                    (.6)
       Reverse TRH's deferred income tax asset valuation
        allowance with respect to TRH's U.S. federal income
        tax net operating loss carryforwards                        3.2
       Deferred income taxes related to other purchase price
        allocations at The Netherlands effective income tax
        rate of 35%                                                (2.0)
       Goodwill                                                    11.0



                                                                  $17.8




     As explained in the accompanying notes to TRH's historical consolidated financial statements, TRH's U.S. subsidiary has approximately $9 million of U.S. federal income tax net operating loss carryforwards for which the benefit had not been recognized under the "more-likely-than-not" recognition criteria of U.S. Statement of Financial Accounting Standards No. 109. However, based on the Company's assessment of its ability to utilize such net operating loss carryforwards in the future, the Company is recognizing the deferred income tax asset associated with such carryforwards as part of its purchase price allocation.

     The above purchase price allocation has been allocated to TRH's individual assets and liabilities based upon preliminary estimates of fair value. The actual allocation of the purchase price may differ from the preliminary allocation due to adjustments to the purchase price and refinements of the fair values of the net assets acquired.

(d)  TRH retires its outstanding U.S. indebtedness of $5.9 million.



                            COMPX INTERNATIONAL INC.

                         UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME

                          Year ended December 31, 1997
                    (In thousands, except per share amounts)

                                                   Pro forma
                            CompX       TRH       adjustments

                          pro forma historical Note 2    Amount    Pro forma

Total revenues            $138.7      $52.9               $ -        $191.6


Costs and expenses:
  Cost of sales             91.2       42.2      (c)         .4       133.8
  Selling, general and
   administration           19.7        6.0      (a)         .6        26.3
  Interest                    .1         .4      (b)        1.2
                                                 (d)        (.4)        1.3

                            111.0      48.6                 1.8       161.4

  Income before income       27.7       4.3                (1.8)       30.2
taxes
Provision for income taxe    11.5       1.3      (f)        (.4)       12.4
Minority interest in net      .1        -                   -            .1
loss

Net income                $ 16.3      $ 3.0               $(1.4)     $ 17.9



Diluted net income per
 common share             $ 1.01                                     $ 1.10



Weighted average diluted
 common shares
 outstanding                16.2                                       16.2






                            COMPX INTERNATIONAL INC.

                         UNAUDITED PRO FORMA CONDENSED
                        CONSOLIDATED STATEMENT OF INCOME

                      Nine months ended September 30, 1998
                    (In thousands, except per share amounts)

                                                      Pro forma
                                 CompX     TRH       adjustments

                               pro formahistorical Note 2  Amount    Pro forma

Total Revenues                  $115.1   $ 41.0             $ -       $156.1


Costs and expenses:                                                      -
 Cost of sales                    77.5    32.5       (c)       .3      110.3
 Selling, general and             15.0     4.4       (a)       .4
 administration
                                                     (e)     (3.3)      16.5
 Other expense (income), net      (1.2)    -                   -        (1.2)
 Interest                           .6      .3       (b)       .9
                                                     (d)      (.3)       1.5


                                   91.9   37.2               (2.0)     127.1

  Income before income taxes      23.2     3.8                2.0       29.0
Provision for income taxes         8.6     1.2       (f)       .8       10.6
Minority interest in net loss              -


Net income                      $ 14.8   $ 2.6              $ 1.2     $ 18.6



Diluted net income per common
 share                          $  .91                                $ 1.15


Weighted average diluted
 common shares outstanding        16.2                                  16.2





                            COMPX INTERNATIONAL INC.

                     NOTES TO UNAUDITED PRO FORMA CONDENSED
                       CONSOLIDATED STATEMENTS OF INCOME

                        Year ended December 31, 1997 and
                      Nine Months Ended September 30, 1998

Note 1 - Basis of presentation:

     The Unaudited Pro Forma Condensed Consolidated Statements of Income for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been prepared assuming the Company's acquisition of 100% of the outstanding shares of capital stock of TRH, more fully described in Item 2 and Item 7(c) to this Current Report on Form 8-K, had occurred as of January 1, 1997. The acquisition will be accounted for by the purchase method of accounting.

     As previously reported, (i) in February 1998 the Company entered into a new $100 million revolving bank credit facility and utilized $50 million of borrowings to repay a demand note payable to the Company's former parent company, Valcor, Inc., which demand note was issued to Valcor in December 1997 in the form of a dividend, (ii) in March 1998 the Company acquired Fort Lock Corporation in a purchase business combination for an aggregate purchase price of $33 million funded by $25 million of borrowings under the new bank credit facility and funds on hand, (iii) in March 1998 the Company completed an initial public offering of 6 million shares of its common stock and utilized a portion of the net proceeds to repay the $75 million of borrowings outstanding under the new bank credit facility and (iv) granted 164,880 shares of its Class A common stock (the "Management Shares") to certain key individuals in connection with the public offering and recognized a $3.3 million pre-tax charge associated with such grant. The accompanying Unaudited Pro Forma Condensed Consolidated Statements of Income have been prepared as if all of these transactions had also occurred on January 1, 1997. In this regard, (a) the amounts shown for CompX pro forma for the year ended December 31, 1997 reflect the transactions described in (i) through (iv) above and are shown in the Company's Unaudited Pro Forma Condensed Consolidated Financial Statements included in the Company's Registration Statement on Form S-1 (File No. 333-42643) and (b) the amounts shown for CompX pro forma for the nine months ended September 30, 1998 reflect the transactions described in (i) through (iii) above and are shown in the Company's Current Report on Form 8-K dated October 16, 1998 (File No. 1-13905). The pro forma impact of the Company's November 1998 acquisition of another lock competitor is not significant.

     The historical consolidated financial statements of TRH contained elsewhere in this Current Report on Form 8-K are denominated in Dutch guilders and have been prepared in accordance with Dutch generally accepted accounting principles ("Dutch GAAP"). As explained in the accompanying notes to TRH's historical consolidated financial statements, Dutch GAAP varies in certain significant respects from accounting principles generally accepted in the United States ("U.S. GAAP"). Amounts shown for "TRH historical" in the Unaudited Pro Forma Condensed Consolidated Statements of Income have been derived from TRH's historical consolidated statements of income included elsewhere in this Current Report on Form 8-K, as adjusted to give effect to these Dutch GAAP/U.S. GAAP differences. In addition, the amounts are presented in U.S. dollars using weighted average exchange rates of 1.94 Dutch guilders per U.S. dollar for the year ended December 31, 1997 and 2.04 Dutch guilders per U.S. dollar for the nine months ended September 30, 1998.


     The shares used in the calculation of diluted earnings per share is based upon the 16.1 million shares of the Company's common stock outstanding after completion of its initial public offering, plus an assumed 100,000 shares for the estimated dilutive impact of outstanding stock options.

Note 2 - Pro forma adjustments:

     Pro forma adjustments to reflect the acquisition of TRH and other pro forma adjustments are described below.

     (a) Amortization of goodwill related to the acquisition of TRH by the straight-line method over 20 years.

     (b) Increase in interest expense resulting from assumed borrowings of $20 million using effective interest rates of 5.9% for the year ended December 31, 1997 and 5.7% for the nine months ended September 30, 1998.

     (c) Increase in depreciation expense resulting from amortization of purchase accounting basis differences allocated to buildings using the average remaining useful life of 11 years.

     (d) Eliminate interest expense resulting from the assumed retirement of TRH's U.S. debt.

     (e) Reverse the Management Share charge included in the 1998 pro forma results for CompX because such charge is assumed to have been recorded as of January 1, 1997.

     (f) Income tax expense related to pro forma adjustments (b) through (e) at applicable income tax rates (35% for adjustments related to The Netherlands and 37%, the combined U.S. federal and state tax rates, for adjustments related to the U.S.).